UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Yahoo! Inc.
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Due to the announcement that Patti Hart will not seek re-election to the board of directors, references to her as a director nominee were removed by Yahoo! Inc. (“Yahoo!” or the “Company”) from the website YahooForward.com (so as to present the director nominees standing for election to the board) and the following pages were updated on May 10, 2012 at approximately 4:45 PM Pacific Time:

Due to the announcement that Patti Hart will not seek re-election to the board of directors, references to her as a director nominee were removed by Yahoo! Inc. (“Yahoo!” or the “Company”) from the website YahooForward.com (so as to present the director nominees standing for election to the board) and the following pages were updated on May 10, 2012 at approximately 4:45 PM Pacific Time: JL | EQ Mai | My YI | A Yahoo! New Us*r? Register | Sign In | Help FORWARD A Registered Yahoo! Site THE NEW YAHOO! BOARD HOME TIMELINE NEWS & RUNGS STRATEGIC FRAMEWORK Yahoo! Strategic Framework “Yahoo! is moving forward fast.” - Scott Thompson Yahoo!’s Latest Shareholder Letter THE NEW YAHOO BOARD OF DIRECTORS Yahoo! is moving forward fast with a bold action plan to reignite the company and deliver value for its shareholders. Yahoo! has reconstituted its board of directors, appointed Scott Thompson — a dynamic, aggressive new leader — as CEO, and initiated a process to rapidl John D. Hayes Sue James Brad Smith Maynard Webb Scott Thompson Alfred Amoroso Thomas J. Mclnemey Peter Liquori Brad Smith earn more »

[explanatory note: the “Latest News and Filings” list, above, will be automatically updated as new items are added to the “News & Filings” page]

LATEST NEWS AND FILINGS KEY FILINGS Yahoo! Shareholder Letter Outlines Forward Momentum and Urges Election of Its Board Nominees Preliminary Proxy Statement SUNNYVALE, Calif.. May 2, 2012—Yahoo! Inc. (NASDAQ: YHOO), the premier digital media company, today released the following letter to all shareholders from its board of... More » Yahoo! Proxy Filings » Yahoo! Reports First Quarter 2012 Results Revenue and Earnings Exceed Expectations SUNNYVALE. Calif., April 17. 2012-Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter ended March 31, 2012. Revenue ... More » Yahoo! Names PayPal and Yahoo! Executives to Lead Consumer Commerce Business SUNNYVALE, Calif., April 16, 2012-Yahoo! (NASDAQ:YHOO), the premier digital media company, today announced that former PayPal executive, Sam Shrauger, and current Yahoo! ... More » Yahoo! Outlines Restructuring SUNNYVALE. Calif., April 4, 2012-(BUSINESS WIRE)-Yahoo! today confirmed that it is taking important next steps to reshape the company for the futire. “Today’s actions ... More » Read All Nows » IMPORTANT ADDITIONAL INFORMATION Yahoo! has filed a preliminary proxy statement with the Securities and Exchange Commission and will be fifing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read YahooPs 2012 definitive proxy statement when it becomes available because It will contain Important Information. Information on this website contains forward-looking statements. Risks and uncertainties may cause actual results to differ matenally from the results predicted, and reported results should not be considered as an indication of future performance. For additional Information about Yahool’s solicitation of proxies for the 2012 annual meeting, forward-looking statements and other legal information, please read Legal Disclaimers. Copyright © 2012 Yahoo! Inc. All rights reserved. Help / Suggestions Privacy Policy About Our Ads Terms of Service Copy right/! P Policy [explanatory note: the “Latest News and Filings” list, above, will be automatically updated as new items are added to the “News & Filings” page]

New User? Register | Sign In | Help FORWARD HOME STRATEGIC FRAMEWORK THE NEW YAHOO! BOARD J|L | SB Mail | My Y! | A Yahoo! A Registered Yahoo’ Site TIMELINE NEWS & FIUNGS After an extensive search, we have reconstituted Yahool’s board with proven leaders and independent thinkers focused on increasing shareholder value. The New Yahoo! Board of Directors In August 2011, Yahool’s independent directors reset the course of Yahoo!. Their first step was to change the leadership of the company. The board appointed a new CEO and moved to reconstitute board membership with a new team of independent directors providing the right mix of skills and experience to drive shareholder value. After a thorough review of a broad range of highly qualified candidates by Yahoo!’s Nominating and Corporate Governance Committee, the board appointed five new members with impressive records of significan: accomplishment at high levels of media, advertising, marketing, technology, the Internet, and finance. With a new company structure shaped by Scott Thompson, and the complementary perspectives and expertise of its reconstituted board. Yahoo! is positioned to move into a new phase of growth and to restore the energy, focus, and momentum necessary to grow the core business and deliver increased value for shareholders. Proven Internet and technology leader Track record of substantially growing business through customer engagement Deep understanding of global online businesses Facility with innovative technology, including mobile, and ability to leverage data to enhance customer experience Director since Rsbruary 2012 Keen understanding of consumer and digital technology Business building and transformational leadership skills Director since April 2012 Outstanding global advertising and brand management executive Deep expertise in innovative digital marketing and social ecosystem interaction and engagement Creator of iconic marketing campaigns Director since January 2010 Extensive finance and accounting expertise from three decades as a partner at Ernst & Yourg Significant deptT of experience with complex global technology companies including M&A and major corporate events Strong record of marketing, advertising, and media company leadership Deep experience in digital marketing Proven expertise in cloud technology to enhance mobile and fixed Internet customer experience Scott Thompson Alfred Amoroso Sue James David Kenny John D. Hayes

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Important Additional Information

Yahoo! has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read Yahoo!’s 2012 definitive proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of Yahoo!’s 2012 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo! with the SEC in connection with its 2012 annual meeting of shareholders for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials may also be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, by telephone at (877) 750-9499 (toll-free) or by email at info@innisfreema.com.

Yahoo!, its directors, executive officers and certain employees are deemed participants in the solicitation of proxies from shareholders in connection with Yahoo!’s 2012 annual meeting of shareholders. Information regarding Yahoo!’s directors, executive officers and other persons who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2012 annual meeting of shareholders, including their respective interests by security holdings or otherwise, is set forth in the preliminary proxy statement Yahoo! filed with the SEC on April 27, 2012 and will be set forth in the definitive proxy statement for Yahoo!’s 2012 annual meeting of shareholders when it is filed with the SEC.

Director since April 2012 Stellar track record managing a large media network Success developing critically acclaimed, popular original television programming Creator of iconic marketing campaigns Director since June 2010 Strong background in cloud and mobile services Experienced in identifying and capitalizing on shifts in customer demands Track record of generating significant shareholder returns Extensive senior leadership experience in engineering and technology management and operations Has created growth- generating organizational processes and structures Mobile advertising experience Director since April 2012 Extensive finance and restructuring experience Has led highly complex transactions at a major Internet company Expert in capital raising and mergers and acquisitions Director since February 2012 Maynard Webb Brad Smith Thomas J. Mcinemey Peter Liguori EXPANDING THE BOARD’S EXPERTISE Today’s Yahoo! board, reconstituted over the last several months, is stronger than ever. This is the result of swift and deliberate actions taken by the Nominating and Corporate Governance Committee - led b> its independent chairperson. Patti Hart - which conducted a comprehensive search and review process. Working with a leading professional recruitment firm and using the committee’s desired skill sets and experience for new boarc members, the committee identified over 100 potential candidates and sought input from a number of our major shareholders. Committee members engaged with over 20 individuals, including four nominees presented by one of our largest shareholders. Following a comprehensive evaluation process, the committee and the Doard determined that the five new board members, together with the five continuing board members, were the best qualified, based on their accomplishments and directly relevant experience, to lead Yahoo! to its next phase of success. Working :ogether, this board is reshaping Yahoo! and driving it to deliver increased shareholder value. IMPORTANT ADDITIONAL INFORMATION Yahoo! has filed a preliminary proxy statement with the Securities and Exchange Commission and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholder* are strongly advised to read Yahool’s 2012 definitive proxy statement when it becomes available because it will contain Important Information. Information on this website contains forward-looking statements. Risks and uncertainties may cause actual i and other legal information, to differ materially from the results predicted, and For additional Information about YahooCs solicitation of proxies for the 2012 annual mooting, forward-looking a please read Legal Disclaimers. Copyright © 2012 Yahool Inc. All rights reserved. Help / Suggestions Privacy Policy About Our Ads Terms of Service Copyright/IP Policy * * Important Additional Information Yahoo! has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read Yahool’s 2012 definitive proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of Yahool’s 2012 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo! with the SEC in connection with its 2012 annual meeting of shareholders for no charge at the SEC’s website at mvw.sec.gov. Copies of the proxy materials may also be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, by telephone at (877) 750-9499 (toll-free) or by email at info@innisfreema.com. Yahoo!, its directors, executive officers and certain employees are deemed participants in the solicitation of proxies from shareholder in connection with Yahoo !’s 2012 annual meeting of shareholders. Information regarding Yahoo!’s directors, executive officers and other persons who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2012 annual meeting of shareholders, including their respective interests by security holdings or otherwise, is set forth in the preliminary proxy statement Yahoo! filed with the SEC on April 27, 2012 and will be set forth in the definitive proxy statement for Yahoo!’s 2012 annual meeting of shareholders when it is filed with the SEC. Maynard Webb >